Exhibit 5

November 12, 1996


Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, California  92121

Gentlemen:

     We have acted as counsel to Alliance Pharmaceutical Corp., a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed public offering (the "Offering") of the shares of the Company's common stock, par value $.01 per share (the "Shares") covered by the Registration Statement.

     As such counsel, we have examined copies of (i) the Restated Certificate of Incorporation and Restated Bylaws of the Company, each as in effect as of the date hereof, (ii) the Registration Statement and the exhibits thereto and (iii) the Prospectus which forms a part of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, and such documents, records, agreements, instruments, certificates of officers and representatives of the Company and others and have made such examinations of law as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be offered by the Company, when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN

                                                                  Exhibit 24


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore D. Roth and Hal DeLong, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 or such other form as counsel to Alliance Pharmaceutical Corp. (the "Corporation") may recommend in connection with the registration of common stock of the Corporation to be issued pursuant to the terms of the Agreement and Plan of Merger dated October 8, 1996, between the Corporation and MDV Technologies, Inc., and any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have each caused this power of attorney to be executed as of the date set forth beside their name.

/s/                                Director                   November 6, 1996
------------------------
Duane J. Roth

/s/                                Director                   November 6, 1996
------------------------
Pedro Cuatrecasas

/s/                                Director                   November 6, 1996
------------------------
Carroll O. Johnson


/s/                                Director                   November 6, 1996
------------------------
Stephen M. McGrath

/s/                                Director                   November 6, 1996
------------------------
Helen M. Ranney, M.D.

/s/                                Director                   November 6, 1996
------------------------
Donald E. O'Neill

/s/                                Director                   November 6, 1996
------------------------
Jean Riess, Ph.D.

/s/                                Director                   November 6, 1996
------------------------
Thomas F. Zuck, M.D.

                          ALLIANCE PHARMACEUTICAL CORP.
                             3040 Science Park Road
                               San Diego, CA 92121



                                                       November 12, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC  20549



Re:      Alliance Pharmaceutical Corp.
         Registration Statement on Form S-3
         Registration No. 333-15905

Gentlemen:

     Alliance Pharmaceutical Corp. (the "Registrant") hereby requests that the effective date for the Registration Statement referred to above be accelerated so that it will be declared effective as of 11:00 a.m. on November 13, 1996, or as soon thereafter as practicable.

     Please notify Matthew Mayers, Esq., of Stroock & Stroock & Lavan, counsel to the Registrant, at (212) 806-5844 as soon as possible as to the time the Registration Statement has been declared effective pursuant to this acceleration request.

                              Very truly yours,


                              By: /s/ Lloyd Rowland
                                --------------------
                                  Lloyd Rowland
                                  Assistant Secretary